Exhibit 99.1

Coventry Health Care Re-Affirms Fourth Quarter 2006 and Full Year 2007 Financial Guidance

BETHESDA, Md.--(BUSINESS WIRE)--Jan. 8, 2007--Coventry Health Care, Inc. (NYSE:CVH) will be meeting with investors at the 25th Annual JPMorgan Investor Conference on January 8th - 9th in San Francisco, California. During these meetings, Coventry intends to confirm the Company’s ability to meet previously provided earnings expectations of $0.96 to $0.97 per diluted share for fourth quarter 2006 and $3.82 to $3.95 per diluted share for full year 2007.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are defined as statements that are not historical facts and include those statements relating to future events or future financial performance. Actual performance may be significantly impacted by certain risks and uncertainties, including those described in Coventry’s Annual Report on Form 10-K for the year ended December 31, 2005 and Coventry’s Form 10-Q for the quarter ended September 30, 2006. Coventry undertakes an obligation to update or revise any forward-looking statements.

Coventry Health Care is a national managed health care company based in Bethesda, Maryland operating health plans, insurance companies, network rental/managed care and workers' compensation services companies. Coventry provides a full range of risk and fee-based managed care products and services, including HMO, PPO, POS, Medicare Advantage, Medicare Prescription Drug Plans, Medicaid, Workers' Compensation services and Network Rental to a broad cross section of individuals, employer and government-funded groups, government agencies, and other insurance carriers and administrators in all 50 states as well as the District of Columbia and Puerto Rico. More information is available on the Internet at www.cvty.com.